EXHIBIT 4

                                                           October 6, 1995


Tishman Speyer Properties, L.P.
520 Madison Avenue
New York, NY  10022

David Rockefeller
Room 5600
30 Rockefeller Plaza
New York, NY  10020


     Reference is made to the Letter Agreement, dated as of October 1, 1995, among Whitehall Street Real Estate Limited Partnership V, Goldman, Sachs & Co., Goldman Sachs Mortgage Company, Tishman Speyer Properties, L.P. and David Rockefeller (the "Investor Group Letter") relating to their proposal to acquire Rockefeller Center Properties, Inc. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Investor Group Letter.

     The parties hereto hereby agree as follows:

     1. The Proposal, dated October 1, 1995, shall remain open until 11:59 P.M. (New York City time) on Monday, October 9, 1995 (subject to the terms and conditions contained in the Proposal).

     2. The Investor Group Letter shall be amended by deleting from paragraph 1 thereof the words "; provided that if prior to October 6, 1995 Rockefeller shall not have arranged an investor group reasonably satisfactory to the Whitehall Investors to fund a portion of his commitment, then he may terminate his commitment hereunder."

     This letter may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

     If the foregoing correctly sets forth the agreement reached among the parties hereto with respect to the subject matter hereof, kindly execute this letter in the space provided below, at which time this letter shall serve as a binding and enforceable agreement among the parties hereto.


                                       Very truly yours,


                                       WHITEHALL STREET REAL
                                       ESTATE LIMITED PARTNERSHIP V

                                       GOLDMAN, SACHS & CO.

                                       GOLDMAN SACHS MORTGAGE
                                       COMPANY


                                       By:   /s/ Daniel M. Neidich
                                          ------------------------
                                          Name:  Daniel M. Neidich
                                          Title: Partner

ACCEPTED AND AGREED TO:

TISHMAN SPEYER PROPERTIES, L.P.

By:      Tishman Speyer Properties, Inc.
         its general partner

         By:    /s/ Jerry I. Speyer
            ------------------------
            Name:  Jerry I. Speyer
            Title: President


       /s/ David Rockefeller        *
       -----------------------------
           David Rockefeller


*By:   /s/ Peter W. Herman
    --------------------------------
           Peter W. Herman
           Attorney-in-Fact